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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 24, 2008, accompanying the consolidated financial statements of Haverstick Consulting, Inc. and subsidiaries contained in the Kratos Defense & Security Solutions, Inc.'s Registration Statement on Form S-4 and Preliminary Proxy Statement dated April 8, 2008. We consent to the use of the aforementioned report in the Registration Statement and Preliminary Proxy Statement and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP Grant Thornton LLP

Irvine, California
April 8, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM